                                                    Exhibit 99.1 - Press Release
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                                  PRESS RELEASE
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                                ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

                       Astro-Med Comments on Share Price;
                          Affirms Stock Buyback Program

For Immediate Release

Contact:        Albert W. Ondis
                Joseph P. O'Connell                                May 26, 2004
                Astro-Med, Inc.
                (401) 828-4000

West Warwick, RI, May 26, 2004 -- Astro-Med,  Inc. (NASDAQ:ALOT) today commented on its recent share price decline in response to inquiries from  shareholders or their  representatives.  Albert W. Ondis,  CEO, stated: "I see no reason for the recent  decrease  in  Astro-Med's  stock  price.  The Company  reported  healthy financial  results  for  the  first  quarter  including  sales  of  $14,242,000, operating  income  increasing  92% to  $936,000,  and net income of  $1,598,000.
Excluding the one-time  non-cash tax benefit of $939,000 related to the reversal of the valuation allowance  established during the fourth quarter of FY2003, our net income on a pro forma  basis was  $659,000,  a 30%  increase  over the first quarter of the previous year.  Our balance sheet remains solid with  $12,000,000 in cash, an excellent current ratio of 5:1 and no debt. In addition,  during the first  quarter,  the Board of  Directors  declared a 10% stock  dividend  to our shareholders of record on May 4, 2004.

"We  have  an  exciting  suite  of new  products  in  our  QuickLabel(R)Systems,
Grass-Telefactor(R)and  Test  and  Measurement  Product  Groups,  each of  which experienced  growth  over last year  during  the first  quarter.  The  Company's fundamentals  remain strong with a diverse  distribution  system including sales and marketing personnel, a global dealer network and a skilled technical service organization to support our broad customer base.

"Presently,  we have an active Stock Buyback Program of Astro-Med  common shares which has allowed the company to repurchase  939,624 shares of ALOT common stock over the past eight years. At present, we have Board of Directors' authorization to purchase an additional  218,600 shares of the Company stock.  We are prepared to take advantage of attractive buying opportunities."

Reconciliation of Non-GAAP Financial Information

In an effort to provide investors  information  regarding the Company's results, the Company  disclosed certain Non-GAAP  information  which management  believes provides useful information to the investor.

A  reconciliation  of net  income as  reported  under  GAAP to the pro forma net
income  excluding  the  one-time   non-cash  tax  valuation   allowance  benefit
adjustment for the three-months ending May 1, 2004 is as follows:

                                       GAAP Basis        Adjusted     Pro Forma Basis
                                       ----------        --------     ---------------
    Income Before Taxes                $1,031,000        $    --        $1,031,000
    Income Tax Benefit (Expense)          567,000         939,000         (372,000)
                                      -----------        ---------      -----------
    Net Income                         $1,598,000        $939,000        $ 659,000
                                        =========         ========        =========

                              Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.